EXHIBIT 21.1



                          PRE-PAID LEGAL SERVICES, INC.

                           Subsidiaries of Registrant


                                                    State or
                                                    Province         Percentage of Ownership by
              Name of Subsidiary                 Incorporation               Registrant
              ------------------                 -------------               ----------
Pre-Paid Legal Casualty, Inc.                       Oklahoma                    100%
American Legal Services, Inc.                       Oklahoma                    100%
Pre-Paid Legal Services, Inc. of Florida            Florida                     100%
Legal Service Plans of Virginia, Inc.               Virginia                    100%
Ada Travel Service, Inc.                            Oklahoma                    100%
Pre-Paid Canadian Holdings, L.L.C.                  Oklahoma                    100%
Pre-Paid Legal Access, Inc.                         Oklahoma                    100%
PPL Agency, Inc.                                    Oklahoma                    100%
PPL Legal Care of Canada Corporation              Nova Scotia,     100% owned by Pre-Paid Canadian
                                                     Canada               Holdings, L.L.C.